Exhibit (a)(5)(WW)

Grand Chip Investment GmbH

Deutsch (../index.html?lang=de)	|	English (../en/index.html?lang=en)

Voluntary Takeover Offer of Grand Chip Investment GmbH to the holders of AIXTRON SE Ordinary Shares and AIXTRON SE American Depositary Shares

☐ I hereby confirm that I have read the legal notices and information below.

Enter website

You have entered the website that Grand Chip Investment GmbH (the “Bidder”) has designated for the publication of documents and notifications in connection with its voluntary public takeover offer (the “Takeover Offer”) to the holders of ordinary shares of AIXTRON SE (“AIXTRON Shares”) and holders of AIXTRON SE American depositary shares (“AIXTRON ADSs”). In order to access further documents and notifications in connection with the Takeover Offer, holders of AIXTRON Shares and AIXTRON ADSs (collectively, “AIXTRON Securityholders”) are requested to confirm, at the bottom of this page, notice of the following information.

Important Legal Information and Notices Regarding the Takeover Offer

The information contained on the following pages has been prepared solely for the purpose of providing information regarding the Takeover Offer to the AIXTRON Securityholders. On the following pages, the Bidder has provided (or will provide as soon as reasonably practicable): (i) the documents the Bidder files with the U.S. Securities and Exchange Commision (the “SEC”) relating to the Takeover Offer; (ii) publications required under the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz - “WpÜG”); (iii) the offer document for the Takeover Offer in German and an English translation containing the detailed terms and conditions of, and other information relating to, the Takeover Offer (the “Offer Document”); and (iv) potentially other information.

The announcements and the information on this website do not constitute an invitation to make an offer to sell AIXTRON Shares or AIXTRON ADSs.

With the exception of the Offer Document and certain related documents, announcements and information on this website also do not constitute an offer to purchase AIXTRON Shares or AIXTRON ADSs and are not for the purposes of the Bidder making any representations or entering into any other binding legal commitments.

The offer to purchase AIXTRON Shares, including AIXTRON Shares represented by AIXTRON ADSs, is solely made on the basis of the Offer Document and related offer materials. The Bidder obtained the necessary permission to publish the Offer Document from the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, “BaFin”) on 29 July 2016. The German Offer Document and related offer materials were published on 29 July 2016 in accordance with the provisions of the WpÜG, and the English translation of the Offer Document was filed with the SEC in a Tender Offer Statement on Schedule TO, as amended from time to time, on that same date. AIXTRON SE has filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Takeover Offer. The Tender Offer Statement (including the Offer Document, a related letter of transmittal and other related offer materials) and the Solicitation/Recommendation Statement, as they may be amended from time to time, as well as the Management and Supervisory Board’s statement pursuant to Sec. 27 WpÜG contain important information that should be read carefully before any decision is made with respect to the Takeover Offer.

The Bidder has not approved the publication, sending, distribution, or dissemination of any documents associated with the Takeover Offer by third parties outside the Federal Republic of Germany and the United States. Neither the Bidder nor persons acting in concert with the Bidder within the meaning of Section 2 para. 5 sentence 1 and sentence 3 WpÜG are in any way responsible for the compliance of the publication, sending, distribution, or dissemination of any documents associated with the Takeover Offer by a third party outside of the Federal Republic of Germany and the United States.

The Offer Document may be published and distributed in the European Union or the European Economic Area in accordance with the provisions of this Offer Document and the applicable laws and regulations.

The publication, sending, distribution or dissemination of any documents associated with the Takeover Offer in certain jurisdictions other than the Federal Republic of Germany and the United States may be governed by laws of jurisdictions other than the Federal Republic of Germany and the United States in which the publication, sending, distribution or dissemination are subject to legal restrictions. Persons who are not resident in the Federal Republic of Germany or the United States or who are for other reasons subject to the laws of other jurisdictions should inform themselves of, and observe, those laws.

It is possible that the Bidder will change its intentions and evaluations stated in the documents or notifications on this website or in the Offer Document, especially with regard to the Takeover Offer, after the publication of the documents, notifications or the Offer Document.

Documents and notifications on this website may contain certain forward-looking statements. Such statements are, in particular, indicated by terms such as “expects”, “believes”, “is of the opinion”, “attempts”, “estimates”, “intends”, “assumes” and “endeavors” and similar phrases. Such statements express current intentions, views, expectations, estimates and forecasts with regard to possible future events. They are, among other things, based on certain assumptions, assessments and forecasts, are subject to risks and uncertainties and therefore they may turn out to be incorrect.

☐ I hereby confirm that I have read the legal notices and information above.

Enter website

Grand Chip Investment GmbH
c/o Paul Hastings (Europe) LLP,
Siesmayerstraße 21
D-60323 Frankfurt am Main

1

Grand Chip Investment GmbH | Deutsch English Securing thelong term future and growth AIXTRON of http://www.grandchip-aixtron.com/en/index.html?lang=en[10/6/2016 3:21:59 PM] Transaction rationale HomeAboutTender offerDownloadsSEC FilingsContacts

Grand Chip Investment GmbH

GRAND CHIP INVESTMENT AIXTRON

GRAND CHIP INVESTMENT AIXTRON

Home About Tender offer Downloads SEC Filings Contacts

Deutsch | English

Securing the long term future and growth of AIXTRON

Transaction rationale

Grand Chip Investment GmbH Shareholder of Deadline extended. Act now. The offer period to tender your 21 October 2016. shares closes on Call now on +49(0)6196 (Mon-Fri, 9am-5pm GMT) 8870 518 Offer summary securing the future of AIXTRON An attractive offer by enabling sustainable and profitable growth http://www.grandchip-aixtron.com/en/index.html?lang=en[10/6/2016 3:21:59 PM] The process Why tender?

Grand Chip Investment GmbH

Shareholder of

AIXTRON

Deadline extended.
Act now.

The offer period to tender your shares closes on 21 October 2016.

Why tender?

The process

Offer summary
An attractive offer securing the future of AIXTRON by enabling sustainable and profitable growth

Grand Chip Investment GmbH €6 per share 50.7% premium €670m total transaction value Latest news http://www.grandchip-aixtron.com/en/index.html?lang=en[10/6/2016 3:21:59 PM] About the offer Factsheet

Grand Chip Investment GmbH

€6
per share
50.7 %
premium
€670m
total transaction value
Factsheet
About the offer

Latest news

Grand Chip Investment GmbH 06/10/2016 Press Release of the Bidder Regarding the Amendment of the Takeover Offer, dated October 6, 2016 PDF 110K SHARE 06/10/2016 Announcement pursuant to section 21 para. 2 sentence 1 in conjunction with section 14 para. 3 sentence 1 no. 2 of the German... PDF 71K SHARE 06/10/2016 Amendment of the Voluntary Public Takeover Offer dated 6 October 2016 PDF 129K SHARE Key downloads 03/08/2016 Offer document (English translation) PDF 302K SHARE 23/05/2016 Q&A http://www.grandchip-aixtron.com/en/index.html?lang=en[10/6/2016 3:21:59 PM]

Grand Chip Investment GmbH PDF 735K SHARE 23/05/2016 Transaction fact sheet PDF 611K SHARE http://www.grandchip-aixtron.com/en/index.html?lang=en[10/6/2016 3:21:59 PM] Grand Chip Investment GmbH c/o Paul Hastings (Europe) LLP, Siesmayerstraße 21 D-60323 Frankfurt am Main Germany Managing Director: Mr. Zhendong Liu admin@grandchipfund.com +86-592-5204789 Registered with the commercial register of the local court of Frankfurt am Main, HRB 104996. DISCLAIMER 1.LIMITATION OF LIABILITY FOR INTERNAL CONTENT The content of our website has been compiled with meticulous care and to the best of our knowledge. However, we cannot assume any liability for the up-to-dateness, completeness or accuracy of any of the pages. Pursuant to section 7, para. 1 of the TMG (Telemediengesetz – Tele Media Act by German law), we as service providers are liable for our own content on these pages in accordance with general laws. However, pursuant to sections 8 to 10 of the TMG, we as service providers are not under obligation to monitor external information provided or stored on our website. Once we have become aware of a specific infringement of the law, we will immediately remove the content in question. Any liability concerning this matter can only be assumed from the point in time at which the infringement becomes known to us. 2.EXTERNAL LINKS Our website contains links to the websites of third parties (“external links”). As the content of these websites is not under our control, we cannot assume any liability for such external content. In all cases, the provider of information of the linked websites is liable for the content and accuracy of the information provided. At the point in time when the links were placed, no infringements of the law

Grand Chip Investment GmbH http://www.grandchip-aixtron.com/en/index.html?lang=en[10/6/2016 3:21:59 PM] were recognizable to us. As soon as an infringement of the law becomes known to us, we will immediately remove the link in question. 3.COPYRIGHT The content and works published on this website are governed by the copyright laws of Germany. Any duplication, processing, distribution or any form of utilization beyond the scope of copyright law shall require the prior written consent of the author or authors in question. 4.DATA PROTECTION A visit to our website can result in the storage on our server of information about the access (date, time, page accessed). This does not represent any analysis of personal data (e.g., name, address or e-mail address). If personal data are collected, this only occurs – to the extent possible – with the prior consent of the user of the website. Any forwarding of the data to third parties without the express consent of the user shall not take place. We would like to expressly point out that the transmission of data via the Internet (e.g., by e-mail) can offer security vulnerabilities. It is therefore impossible to safeguard the data completely against access by third parties. We cannot assume any liability for damages arising as a result of such security vulnerabilities. The use by third parties of all published contact details for the purpose of advertising is expressly excluded. We reserve the right to take legal steps in the case of the unsolicited sending of advertising information; e.g., by means of spam mail.

Grand Chip Investment GmbH

About

On 29 July 2016, Grand Chip Investment GmbH published the offer document for its voluntary public takeover offer to the shareholders of AIXTRON SE, for the acquisition of their no-par value registered shares in AIXTRON SE, including all AIXTRON shares represented by American Depositary Shares, at the price of €6.00 per tendered AIXTRON share in cash.

Download the transaction fact sheet

Download the transaction Q&A

About Grand Chip Investment Gmbh

Grand Chip Investment GmbH is a 100% indirect subsidiary of Fujian Grand Chip Investment Fund LP.

Fujian Grand Chip Investment Fund LP is a Chinese investment fund which is controlled and managed by Mr. Zhendong Liu, FGC’s Managing Partner. Mr. Liu is a Chinese businessman and private investor.

The offer

The offer of €6.00 per share of AIXTRON represents an enterprise value of approx. €488m. The total transaction value is approximately €670m.

The consideration offered for the approximately 112 million company shares will be a cash consideration. It represents 50.7% premium in regards to the three-month volume weighted average share price prior to the announcement.

View more information on the tender offer

Rationale

Dynamic market developments are creating significant challenges for small and mid size equipment manufacturers but can also create new business opportunities.

This transaction provides the opportunity for improved access to growth markets.

This transaction will:

1.Provide the opportunity to better access growth markets such as those for MOCVD (Metal Organic Chemical Vapor Deposition) for TFOS (Three Five on Silicon), MOCVD for Optoelectronics, Carbon Nanomaterials, MOCVD for Power Electronics (PE), ALD (Atomic Layer Deposition) for memory and OLED (Organic Light Emitting Diode) Deposition systems.

2.Provide the opportunity to enhance AIXTRON’s development in changing market conditions to secure its current employee base.

3.Support AIXTRON’s long-term R&D activities to further develop new products and technologies.

4.Support the execution of AIXTRON’s current strategy and technology roadmaps in line with the business plan in order to best serve its customers.

5.Improve AIXTRON’s ability to compete and grow in emerging markets, particularly in China.

Grand Chip Investment GmbH

c/o Paul Hastings (Europe) LLP,

Siesmayerstraße 21

D-60323 Frankfurt am Main

Germany

Managing Director: Mr. Zhendong Liu

Registered with the commercial register of the local court of Frankfurt am Main, HRB 104996.

DISCLAIMER

1.LIMITATION OF LIABILITY FOR INTERNAL CONTENT

The content of our website has been compiled with meticulous care and to the best of our knowledge. However, we cannot assume any liability for the up-to-dateness, completeness or accuracy of any of the pages.

Pursuant to section 7, para. 1 of the TMG (Telemediengesetz — Tele Media Act by German law), we as service providers are liable for our own content on these pages in accordance with general laws.

However, pursuant to sections 8 to 10 of the TMG, we as service providers are not under obligation to monitor external information provided or stored on our website. Once we have become aware of a specific infringement of the law, we will immediately remove the content in question. Any liability concerning this matter can only be assumed from the point in time at which the infringement becomes known to us.

2.EXTERNAL LINKS

Our website contains links to the websites of third parties (“external links”). As the content of these websites is not under our control, we cannot assume any liability for such external content. In all cases, the provider of information of the linked websites is liable for the content and accuracy of the information provided. At the point in time when the links were placed, no infringements of the law were recognizable to us. As soon as an infringement of the law becomes known to us, we will immediately remove the link in question.

3.COPYRIGHT

The content and works published on this website are governed by the copyright laws of Germany. Any duplication, processing, distribution or any form of utilization beyond the scope of copyright law shall require the prior written consent of the author or authors in question.

4.DATA PROTECTION

A visit to our website can result in the storage on our server of information about the access (date, time, page accessed). This does not represent any analysis of personal data (e.g., name, address or e-mail address). If personal data are collected, this only occurs — to the extent possible — with the prior consent of the user of the website. Any forwarding of the data to third parties without the express consent of the user shall not take place.

We would like to expressly point out that the transmission of data via the Internet (e.g., by e-mail) can offer security vulnerabilities. It is therefore impossible to safeguard the data completely against access by third parties. We cannot assume any liability for damages arising as a result of such security vulnerabilities.

The use by third parties of all published contact details for the purpose of advertising is expressly excluded. We reserve the right to take legal steps in the case of the unsolicited sending of advertising information; e.g., by means of spam mail.

Grand Chip Investment GmbH

Tender offer

On 29 July 2016, Grand Chip Investment GmbH launched a voluntary public takeover offer for all the outstanding shares in AIXTRON SE (including shares represented by American Depository Shares).

Shareholders are being offered €6.00 in cash per AIXTRON share, valuing AIXTRON at approximately €670 million. The offer reflects a 50.7% premium to three-month volume-weighted average share price prior to announcement.

To receive your premium for shares tendered during the acceptance period, you must tender your AIXTRON shares by 21 October 2016*.

Call +49 (0) 6196 8870 518 (Mon-Fri, 9am-5pm GMT)

The process

How to tender your shares:

1. If you are not sure whether you have Aixtron shares you should check with your custodian.

2. If you have Aixtron shares and want to tender them (and have not yet received a form) ask your custodian for the appropriate form.

3. Complete the form and sign it.

4. Send the form to your custodian no later than 21 October 2016.

5. If you have questions about the offer, please contact our information centre for private shareholders via the following telephone number or e-mail address: +49 (0) 6196 8870 518 / proxy.solicitation@rsgmbh.com.

Make sure you send the form promptly so you can meet the October 21, 2016 deadline.

*After expiration of the acceptance period, a statutory additional acceptance period may or may not follow. For information regarding the additional acceptance period see section 5.3 of the offer document.

Grand Chip Investment GmbH

c/o Paul Hastings (Europe) LLP,

Siesmayerstraße 21

D-60323 Frankfurt am Main

Germany

Managing Director: Mr. Zhendong Liu

Registered with the commercial register of the local court of Frankfurt am Main, HRB 104996.

DISCLAIMER

1.LIMITATION OF LIABILITY FOR INTERNAL CONTENT

The content of our website has been compiled with meticulous care and to the best of our knowledge. However, we cannot assume any liability for the up-to-dateness, completeness or accuracy of any of the pages.

Pursuant to section 7, para. 1 of the TMG (Telemediengesetz — Tele Media Act by German law), we as service providers are liable for our own content on these pages in accordance with general laws. However, pursuant to sections 8 to 10 of the TMG, we as service providers are not under obligation to monitor external information provided or stored on our website. Once we have become aware of a specific infringement of the law, we will immediately remove the content in question. Any liability concerning this matter can only be assumed from the point in time at which the infringement becomes known to us.

2.EXTERNAL LINKS

Our website contains links to the websites of third parties (“external links”). As the content of these websites is not under our control, we cannot assume any liability for such external content. In all cases, the provider of information of the linked websites is liable for the content and accuracy of the information provided. At the point in time when the links were placed, no infringements of the law were recognizable to us. As soon as an infringement of the law becomes known to us, we will immediately remove the link in question.

3.COPYRIGHT

The content and works published on this website are governed by the copyright laws of Germany. Any duplication, processing, distribution or any form of utilization beyond the scope of copyright law shall require the prior written consent of the author or authors in question.

4.DATA PROTECTION

A visit to our website can result in the storage on our server of information about the access (date, time, page accessed). This does not represent any analysis of personal data (e.g., name, address or e-mail address). If personal data are collected, this only occurs — to the extent possible — with the prior consent of the user of the website. Any forwarding of the data to third parties without the express consent of the user shall not take place.

We would like to expressly point out that the transmission of data via the Internet (e.g., by e-mail) can offer security vulnerabilities. It is therefore impossible to safeguard the data completely against access by third parties. We cannot assume any liability for damages arising as a result of such security vulnerabilities.

The use by third parties of all published contact details for the purpose of advertising is expressly excluded. We reserve the right to take legal steps in the case of the unsolicited sending of advertising information; e.g., by means of spam mail.

Downloads

06/10/2016

Press Release of the Bidder Regarding  the Amendment of the Takeover Offer, dated October 6, 2016

(../assets/pdf/Ex SS - Press Release regarding Lowering of Min Tender Condition.pdf)

PDF 110K   SHARE

06/10/2016

Announcement pursuant to section  21 para. 2 sentence 1 in conjunction with section  14 para. 3 sentence 1 no. 2 of the German...

(../assets/pdf/Notice of Availabilty ENG.pdf)

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06/10/2016

Amendment of the Voluntary Public Takeover Offer dated 6 October 2016

(../assets/pdf/Amendment of Offer Document.pdf)

PDF 129K   SHARE

06/10/2016

12th Announcement pursuant to section  23 para. 1 sentence 1 no. 1 German Securities Acquisition and Takeover Act

(../assets/pdf/AIXTRON 12th Annoucement pursuant section 23 para 1 sentence 1 No. 1 WpÜG- ENG.pdf)

PDF 51K   SHARE

05/10/2016

11th Announcement pursuant to section  23 para. 1 sentence 1 no. 1 German Securities Acquisition and Takeover Act

(../assets/pdf/11th Annoucement pursuant section 23 para 1 sentence 1 No. 1 WpÜG-ENG.pdf)

PDF 24K   SHARE

04/10/2016

10th Announcement pursuant to section  23 para. 1 sentence 1 no. 1 German Securities Acquisition and Takeover Act

(../assets/pdf/10th Annoucement pursuant section 23 para 1 sentence 1 No. 1 WpÜG-ENG.pdf)

PDF 24K   SHARE

30/09/2016

9th Announcement pursuant to section  23 para. 1 sentence 1 no. 1 German Securities Acquisition and Takeover Act

(../assets/pdf/9th Annoucement pursuant section 23 para 1 sentence 1 No. 1 WpÜG-ENG.pdf)

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27/09/2016

Press release regarding the end of the acceptance  period

(../assets/pdf/press release_takeover offer end_ENG_vF.pdf)

PDF 369K   SHARE

23/09/2016

8th Announcement pursuant to section 23 para. 1 sentence 1 no. 1 German Securities Acquisition and Takeover Act

(../assets/pdf/AIXTRON 8th Annoucement pursuant section 23 para 1 sentence 1 No. 1 WpÜG-ENG.pdf)

PDF 24K   SHARE

16/09/2016

7th Announcement pursuant to section 23 para. 1 sentence 1 no. 1 German Securities Acquisition and Takeover Act

(../assets/pdf/7th Annoucement pursuant section 23 para 1 sentence 1 No. 1 WpÜG-ENG.pdf)

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13/09/2016

US Press Release Regarding Supplemental Information

(../assets/pdf/US Press Release Regarding Supplemental Information.pdf)

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13/09/2016

US Press Release Regarding Fulfillment of Offer Condition

(../assets/pdf/US Press Release Fulfillment Offer Condition.pdf)

PDF 92K   SHARE

13/09/2016

Announcement regarding the fulfilment of an offer condition

(../assets/pdf/2016-09-13_Final_Fulfilment Offer Condition BMWi_EN.pdf)

PDF 11K   SHARE

09/09/2016

6th Announcement pursuant to section  23 para. 1 sentence 1 no. 1 German Securities Acquisition and Takeover Act

(../assets/pdf/6th Annoucement pursuant section 23 para 1 sentence 1 No. 1 WpÜG-ENG.pdf)

PDF 63K   SHARE

02/09/2016

5th Announcement pursuant to section  23 para. 1 sentence 1 no. 1 German Securities Acquisition and Takeover Act

(../assets/pdf/5th Annoucement pursuant section 23 para 1 sentence 1 No. 1 WpÜG-ENG.pdf)

PDF 18K   SHARE

26/08/2016

4th Announcement pursuant to section  23 para. 1 sentence 1 no. 1 German Securities Acquisition and Takeover Act

(.../assets/pdf/4th Annoucement pursuant section 23 para 1 sentence 1 No. 1 WpÜG-ENG.pdf)

PDF 18K   SHARE

19/08/2016

3rd Announcement pursuant to section  23 para. 1 sentence 1 no. 1 German Securities Acquisition and Takeover Act

(../assets/pdf/3rd Annoucement pursuant section 23 para 1 sentence 1 No. 1 WpÜG-ENG.pdf)

PDF 63K   SHARE

12/08/2016

2nd Announcement pursuant to section  23 para. 1 sentence 1 no. 1 German Securities Acquisition and Takeover Act

(../assets/pdf/2nd Annoucement pursuant section 23 para 1 sentence 1 No. 1 WpÜG-ENG.pdf)

PDF 93K   SHARE

05/08/2016

1st Announcement pursuant to section  23 para. 1 sentence 1 no. 1 German Securities Acquisition and Takeover Act

(../assets/pdf/AIXTRON 1st Annoucement pursuant section 23 para 1 sentence 1 No. 1 WpÜG- ENG.pdf)

PDF 14K   SHARE

29/07/2016

Press release regarding Takeover Offer

(../assets/pdf/AnnouncementENG_publication of offer document.pdf)

PDF 288K  SHARE

29/07/2016

Announcement regarding the availability of the offer document

(../assets/pdf/Notice of avalibility offer doc.pdf)

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30/07/2016

Notice of Guaranteed Delivery

(../assets/pdf/Notice of Guaranteed Delivery.pdf)

PDF 407K   SHARE

30/07/2016

Form W-9 and Guidelines for Certification of Taxpayer Identification Number(TIN) on Substitute Form W-9

(../assets/pdf/Form W-9 and Guidelines for Certification of Taxpayer Identification Number (TIN) on Substitute Form W-9.pdf)

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30/07/2016

ADS Letter of Transmittal

(../assets/pdf/ADS Letter of Transmittal.pdf)

PDF 447K  SHARE

03/08/2016

Offer document (English  translation)

(../assets/pdf/Offer document (English translation).pdf)

PDF 302K   SHARE

01/07/2016

Extension of period for submission of the offer document to BaFin

(../assets/pdf/AnnouncementENG_extension of submission period.pdf)

PDF 39K   SHARE

23/05/2016

Q&A

(../assets/pdf/Q&A ENG.pdf)

PDF 735K   SHARE

23/05/2016

Presentation: Chinese investor (GCI) to launch offer for AIXTRON SE

(../assets/pdf/Presentation Chinese investor (GCI) to launch offer for AIXTRON SE.pdf)

PDF 759K   SHARE

23/05/2016

Transaction fact sheet

(../assets/pdf/Transaction fact sheet.pdf)

PDF 611K   SHARE

23/05/2016

Announcement press release

(../assets/pdf/Announcement press release.pdf)

PDF 437K   SHARE

23/05/2016

Decision  to make a voluntary public  takeover offer (freiwilliges öffentliches Übernahmeangebot) pursuant ...

(../assets/pdf/section 10 announcement ENG.pdf)

PDF 70K   SHARE

Grand Chip Investment GmbH

c/o Paul Hastings (Europe) LLP,

Siesmayerstraße 21

D-60323 Frankfurt am Main

Germany

Managing Director: Mr. Zhendong Liu

admin@grandchipfund.com (mailto:admin@grandchipfund.com)

+86-592-5204789 (tel:+86-592-5204789)

Registered with the commercial register of the local court of Frankfurt am Main, HRB 104996.

DISCLAIMER

1.LIMITATION OF LIABILITY FOR INTERNAL CONTENT

The content of our website has been compiled with meticulous care and to the best of our knowledge. However, we cannot assume any liability for the up-to-dateness, completeness or accuracy of any of the pages.

Pursuant to section 7, para. 1 of the TMG (Telemediengesetz — Tele Media Act by German law), we as service providers are liable for our own content on these pages in accordance with general laws. However, pursuant to sections 8 to 10 of the TMG, we as service providers are not under obligation to monitor external information provided or stored on our website. Once we have become aware of a specific infringement of the law, we will immediately remove the content in question. Any liability concerning this matter can only be assumed from the point in time at which the infringement becomes known to us.

2.EXTERNAL LINKS

Our website contains links to the websites of third parties (“external links”). As the content of these websites is not under our control, we cannot assume any liability for such external content. In all cases, the provider of information of the linked websites is liable for the content and accuracy of the information provided. At the point in time when the links were placed, no infringements of the law were recognizable to us. As soon as an infringement of the law becomes known to us, we will immediately remove the link in question.

3.COPYRIGHT

The content and works published on this website are governed by the copyright laws of Germany. Any duplication, processing, distribution or any form of utilization beyond the scope of copyright law shall require the prior written consent of the author or authors in question.

4.DATA PROTECTION

A visit to our website can result in the storage on our server of information about the access (date, time, page accessed). This does not represent any analysis of personal data (e.g., name, address or e-mail address). If personal data are collected, this only occurs — to the extent possible — with the prior consent of the user of the website. Any forwarding of the data to third parties without the express consent of the user shall not take place.

We would like to expressly point out that the transmission of data via the Internet (e.g., by e-mail) can offer security vulnerabilities. It is therefore impossible to safeguard the data completely against access by third parties. We cannot assume any liability for damages arising as a result of such security vulnerabilities.

The use by third parties of all published contact details for the purpose of advertising is expressly excluded. We reserve the right to take legal steps in the case of the unsolicited sending of advertising information; e.g., by means of spam mail.

Grand Chip Investment GmbH

SEC Filings

07/10/2016

Amendment No. 17 to Schedule TO and Exhibits, Filed 6. October 2016

(../assets/pdf/Amendment No. 17 to Schedule TO and Exhibits.pdf)

PDF 760k   SHARE

06/10/2016

Amendment No. 16 to Schedule TO and Exhibits, Filed 5. October 2016

(../assets/pdf/Amendment No. 16 to Schedule TO and Exhibits, Filed 5. October 2016.pdf)

PDF 381k   SHARE

05/10/2016

Amendment No. 15 to Schedule TO and Exhibits, Filed 4. October 2016

(../assets/pdf/Amendment No. 15 to Schedule TO and Exhibits, Filed 4. October 2016.pdf)

PDF 481k   SHARE

01/10/2016

Amendment No. 14 to Schedule TO and Exhibits, Filed 30. September 2016

(../assets/pdf/Amendment No. 14 to Schedule TO and Exhibits, Filed 30. Sept 2016.pdf)

PDF 348k   SHARE

28/09/2016

Amendment No. 13 to Schedule TO and Exhibits, Filed 27. September 2016

(../assets/pdf/Amendment No. 13 to Schedule TO and Exhibits, Filed 27. Sept 2016.pdf)

PDF 394k   SHARE

23/09/2016

Amendment No. 12 to Schedule TO and Exhibits, Filed 23. September 2016

(../assets/pdf/Amendment No. 12 to Schedule TO and Exhibits, Filed 23. September 2016.pdf)

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17/09/2016

Amendment No. 11 to Schedule TO and Exhibits, Filed 16. September 2016

(../assets/pdf/Amendment No. 11 to Schedule TO and Exhibits, Filed 16. September 2016.pdf)

PDF 350K   SHARE

13/09/2016

Amendment No. 10 to Schedule TO, Filed 13. September 2016

(../assets/pdf/Amendment No. 10 to Schedule TO, Filed 13. September 2016.pdf)

PDF 371K   SHARE

10/09/2016

Amendment No. 9 to Schedule TO and Exhibits, Filed 9. September 2016

(../assets/pdf/Amendment No. 9 to Schedule TO and Exhibits, Filed 9. September 2016.pdf)

PDF 243K   SHARE

08/09/2016

Amendment No. 8 to Schedule TO and Exhibits, Filed 7. September 2016

(../assets/pdf/Amendment No. 8 to Schedule TO and Exhibits, Filed 7. September 2016.pdf)

PDF 297K   SHARE

03/09/2016

Amendment No. 7 to Schedule TO and Exhibits, Filed 2. September 2016

(../assets/pdf/Amendment No. 7 to Schedule TO and Exhibits, Filed 2. September 2016.pdf)

PDF 297K   SHARE

27/08/2016

Amendment No. 6 to Schedule TO and Exhibits, Filed 26. August  2016

(../assets/pdf/Amendment No. 6 to Schedule TO and Exhibits, Filed 26. August 2016.pdf)

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20/08/2016

Amendment No. 5 to Schedule TO and Exhibits, Filed 19. August 2016

(../assets/pdf/Amendment No. 5 to Schedule TO and Exhibits, File 19. August 2016.pdf)

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18/08/2016

Amendment No. 4 to Schedule TO and Exhibits, Filed 17. August 2016

(../assets/pdf/Amendment No. 4 to Schedule TO and Exhibits, Filed 17. August 2016.pdf)

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13/08/2016

Amendment No. 3 to Schedule TO and Exhibits, Filed 12. August 2016

(../assets/pdf/Amendment No. 3 to Schedule TO and Exhibits, Filed 12. August 2016.pdf)

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06/08/2016

Amendment No. 2 to Schedule TO and Exhibit, Filed 5. August 2016

(../assets/pdf/Amendment No. 2 to Schedule TO and Exhibits, Filed 5. August 2016.pdf)

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03/08/2016

Amendment No. 1 to Schedule TO and Exhibit, Filed 2. August 2016

(../assets/pdf/Amendment No. 1 to Schedule TO and Exhibit, Filed 2. August 2016.pdf)

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30/07/2016

Schedule TO and Exhibits, Filed 29. July 2016

(../assets/pdf/Schedule TO and Exhibits, Filed 29. July 2016.pdf)

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16/07/2016

Schedule TO-C and Exhibit, Filed 1. July 2016

(../assets/pdf/Project Royals - Schedule TO-C (Announcement of Extension) - Filed (9839728_1).pdf)

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16/07/2016

Schedule TO-C and Exhibits, Filed 23. May 2016

(../assets/pdf/Project Royals - Schedule TO-C - Filed(9781480_1).pdf)

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Grand Chip Investment GmbH

c/o Paul Hastings (Europe) LLP,

Siesmayerstraße 21

D-60323 Frankfurt am Main

Germany

Managing Director: Mr. Zhendong Liu

admin@grandchipfund.com (mailto:admin@grandchipfund.com)

+86-592-5204789 (tel:+86-592-5204789)

Registered with the commercial register of the local court of Frankfurt am Main, HRB 104996.

DISCLAIMER

1.LIMITATION OF LIABILITY FOR INTERNAL CONTENT

The content of our website has been compiled with meticulous care and to the best of our knowledge. However, we cannot assume any liability for the up-to-dateness, completeness or accuracy of any of the pages.

Pursuant to section 7, para. 1 of the TMG (Telemediengesetz — Tele Media Act by German law), we as service providers are liable for our own content on these pages in accordance with general laws. However, pursuant to sections 8 to 10 of the TMG, we as service providers are not under obligation to monitor external information provided or stored on our website. Once we have become aware of a specific infringement of the law, we will immediately remove the content in question. Any liability concerning this matter can only be assumed from the point in time at which the infringement becomes known to us.

2.EXTERNAL LINKS

Our website contains links to the websites of third parties (“external links”). As the content of these websites is not under our control, we cannot assume any liability for such external content. In all cases, the provider of information of the linked websites is liable for the content and accuracy of the information provided. At the point in time when the links were placed, no infringements of the law were recognizable to us. As soon as an infringement of the law becomes known to us, we will immediately remove the link in question.

3.COPYRIGHT

The content and works published on this website are governed by the copyright laws of Germany. Any duplication, processing, distribution or any form of utilization beyond the scope of copyright law shall require the prior written consent of the author or authors in question.

4.DATA PROTECTION

A visit to our website can result in the storage on our server of information about the access (date, time, page accessed). This does not represent any analysis of personal data (e.g., name, address or e-mail address). If personal data are collected, this only occurs — to the extent possible — with the prior consent of the user of the website. Any forwarding of the data to third parties without the express consent of the user shall not take place.

We would like to expressly point out that the transmission of data via the Internet (e.g., by e-mail) can offer security vulnerabilities. It is therefore impossible to safeguard the data completely against access by third parties. We cannot assume any liability for damages arising as a result of such security vulnerabilities.

The use by third parties of all published contact details for the purpose of advertising is expressly excluded. We reserve the right to take legal steps in the case of the unsolicited sending of advertising information; e.g., by means of spam mail.

Grand Chip Investment GmbH

Contact us

Shareholders of Aixtron

For more information call +49 (0) 6196 8870 518 (Mon-Fri, 9am-5pm CET).

Grand Chip Investment GmbH

c/o Paul Hastings (Europe) LLP,

Siesmayerstraße 21

D-60323 Frankfurt am Main

Germany

Managing Director: Mr. Zhendong Liu

Registered with the commercial register of the local court of Frankfurt am Main, HRB 104996.

DISCLAIMER

1.LIMITATION OF LIABILITY FOR INTERNAL CONTENT

The content of our website has been compiled with meticulous care and to the best of our knowledge. However, we cannot assume any liability for the up-to-dateness, completeness or accuracy of any of the pages.

Pursuant to section 7, para. 1 of the TMG (Telemediengesetz — Tele Media Act by German law), we as service providers are liable for our own content on these pages in accordance with general laws. However, pursuant to sections 8 to 10 of the TMG, we as service providers are not under obligation to monitor external information provided or stored on our website. Once we have become aware of a specific infringement of the law, we will immediately remove the content in question. Any liability concerning this matter can only be assumed from the point in time at which the infringement becomes known to us.

2.EXTERNAL LINKS

Our website contains links to the websites of third parties (“external links”). As the content of these websites is not under our control, we cannot assume any liability for such external content. In all cases, the provider of information of the linked websites is liable for the content and accuracy of the information provided. At the point in time when the links were placed, no infringements of the law were recognizable to us. As soon as an infringement of the law becomes known to us, we will immediately remove the link in question.

3.COPYRIGHT

The content and works published on this website are governed by the copyright laws of Germany. Any duplication, processing, distribution or any form of utilization beyond the scope of copyright law shall require the prior written consent of the author or authors in question.

4.DATA PROTECTION

A visit to our website can result in the storage on our server of information about the access (date, time, page accessed). This does not represent any analysis of personal data (e.g., name, address or e-mail address). If personal data are collected, this only occurs — to the extent possible — with the prior consent of the user of the website. Any forwarding of the data to third parties without the express consent of the user shall not take place.

We would like to expressly point out that the transmission of data via the Internet (e.g., by e-mail) can offer security vulnerabilities. It is therefore impossible to safeguard the data completely against access by third parties. We cannot assume any liability for damages arising as a result of such security vulnerabilities.

The use by third parties of all published contact details for the purpose of advertising is expressly excluded. We reserve the right to take legal steps in the case of the unsolicited sending of advertising information; e.g., by means of spam mail.